EXHIBIT 4.5



                                 PROMISSORY NOTE
                               FOR LONG-TERM LOANS


$62,500,000                                               September 1, 2003


         FOR VALUE RECEIVED, Southern Indiana Gas and Electric Company, an Indiana corporation ("Borrower") hereby promises to pay to VECTREN UTILITY HOLDINGS, INC., an Indiana corporation ("Lender"), in same day funds at its principal offices in Evansville, Indiana, or at such other place Lender may from time to time designate, the principal sum of Sixty-two Million, Five Hundred Thousand Dollars ($62,500,000), together with interest thereon from the date hereof until paid in full, all without relief from valuation or appraisement laws. Interest shall be charged on the unpaid outstanding balance of this Note at a rate per annum equal to the rate paid and to be paid by Lender with respect to the borrowings it made in order to provide funds to Borrower hereunder. Interest on borrowings shall be due and payable in immediately available funds on the same business day on which Lender must pay interest on the borrowings it made in order to provide funds to the Borrower hereunder. The principal hereof shall be due and payable hereunder at such times and in such amounts and in such installments hereunder as Lender must pay with respect to the borrowings it made in order to provide funds to Borrower hereunder. Lender has provided Borrower with a copy of the documentation evidencing the borrowings made by Lender in order to provide funds to Borrower hereunder. Borrower's share under this Note of the Lender borrowings represents 62.5% of the underlying 5.75% VUHI Senior Notes due August 1, 2018 and net proceeds approximate $61.9 million. In the absence of manifest error, such documentation and the records maintained by Lender of the amount and term, if any, of borrowings hereunder shall be deemed conclusive.

         The terms and conditions of the borrowings made by Lender in order to provide funds to Borrower hereunder, such documentation of which is attached hereto, are hereby incorporated by reference and made a part hereof; provided, however, that the principal sum under this Note shall be in such amount as set forth in this Note. In the event of any conflict or inconsistency between the terms of this Note and the terms of the borrowings made by Lender in order to provide funds to Borrower hereunder, the terms of this Note shall govern.

         Presentment, notice of dishonor and demand, protest and diligence and collection and bringing suit are hereby severally waived by Borrower and each endorser hereby consents that the time for payment of this Note or any installment hereunder may be extended from time to time without notice by Lender. No waiver of any default or failure or delay to exercise any right or remedy by Lender shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence. No single or partial exercise by Lender of any right or remedy shall preclude other or further exercises thereof or of any other right or remedy.

         This Note inures to the benefit of Lender and binds Borrower and Lender's and Borrower's respective successors and assigns, and the terms "Lender" and Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

         This Note shall be construed according to, and governed by, the laws of the State of Indiana.

         This Note is one of the promissory notes referred to in the Financial Services Agreement, dated January 5th, 2001, and subsequently amended on January 22, 2003, between Lender, Borrower and certain other public utility subsidiaries of Lender to which reference is made for a statement of additional rights and obligations of the parties hereto.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and the year first hereinabove written.



                           SOUTHERN INDIANA GAS AND
                           ELECTRIC COMPANY



                        By:/s/Robert L. Goocher
                        -----------------------------
                        Robert L. Goocher
                        Vice President and Treasurer

                                                 Principal Amount
Underwriter                            of Initial Underwritten Securities
-----------                         -----------------------------------------
                                    Principal Amount of   Principal Amount of
                                    5.25% Senior Notes    5.75% Senior Notes
                                    -------------------   -------------------
ABN AMRO Incorporated...............     $ 34,000,000          $ 34,000,000
Banc One Capital Markets, Inc.......       34,000,000            34,000,000
Wachovia Capital Markets, LLC.......       12,000,000            12,000,000
BNY Capital Markets, Inc............        5,000,000             5,000,000
Fifth Third Securities, Inc.........        5,000,000             5,000,000
NatCity Investments, Inc............        5,000,000             5,000,000
U.S. Bancorp Piper Jaffray Inc......        5,000,000             5,000,000
                                          -----------           -----------
Total                                    $100,000,000          $100,000,000

The Underwritten Securities shall
have the following terms:


Title:                              5.25% Senior Notes due 2013
                                    5.75% Senior Notes due 2018

Rank:                               Unsecured senior indebtedness

Guarantees:                         Guaranteed by Indiana Gas Company, Inc.,
                                    Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc.

Ratings:                            "Baa1" by Moody's Investors Service, Inc.
                                    "A-" by Standard & Poor's Ratings Services

Aggregate principal amount:         5.25% Senior Notes: $100,000,000
                                    5.75% Senior Notes: $100,000,000

Denominations:                      $1,000 and integral multiples thereof

Currency of payment:                United States dollars

Interest rate or formula:           5.25% Senior Notes: 5.25% per annum
                                    5.75% Senior Notes: 5.75% per annum

Interest payment dates:             February 1 and August 1 of each year,
                                    commencing February 1, 2004

Regular record dates:               The 15th calendar day of the month
                                    immediately preceding the month in which each Interest Payment Date falls

Stated maturity date:               5.25% Senior Notes: August 1, 2013
                                    5.75% Senior Notes: August 1, 2018

Redemption provisions:              The Notes are redeemable at any time at the
                                    option of the Company in whole or in part, upon not less than 30 calendar days and not more than 60 calendar days prior written notice at a price equal to the greater of 100% of the principal amount to be redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points, in the case of the 5.25% Senior Notes, and 25 basis points, in the case of the 5.75%
                                    Senior Notes, plus in each case unpaid
                                    interest accrued to the redemption date.

Sinking fund requirements:          The Notes will not have the benefit of, or
                                    be subject to, any sinking fund.

Defeasance provisions:              The Notes are subject to defeasance and
                                    covenant defeasance as provided in Article 8 of the Indenture.

Fixed or Variable Price Offering:   5.25% Senior Notes: 99.746% of the principal
                                    amount, plus accrued interest, if any, from July 29, 2003.
                                    5.75% Senior Notes: 99.177% of the principal amount, plus accrued interest, if any, from July 29, 2003.

Purchase price:                     5.25% Senior Notes: 99.096% of the principal
                                    amount.
                                    5.75% Senior Notes: 98.477% of the principal amount.

Over-allotment option:              None

Form:                               Book-entry

Listing:                            None

Lock-Up Agreements:                 During the period of 90 days from July 29,
                                    2003 the Company will not sell, offer to sell, grant any option for the sale of, or otherwise dispose of any additional Notes, any security convertible into or exchangeable into or exercisable for Notes or any debt securities substantially similar to the Notes or any security convertible into, exchangeable into or exercisable for any such debt securities, withou the prior written consent of the Underwriters.

Other terms and conditions:         None

Closing date and location:          July 29, 2003 at Sidley Austin Brown & Wood,
                                    LLP, 787 Seventh Avenue, New York,
                                    New York 10019.

         All of the provisions contained in the document attached as Annex I hereto entitled "Vectren Utility Holdings, Inc.--Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.